[LETTERHEAD OF SEMPLE & COOPER, LLP]

                                  EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the inclusion of our report dated March 13, 1998, on the consolidated financial statements of International Fibercom, Inc. and Subsidiaries for the years ended December 31, 1997 and 1996, in the Company's Form S-3 Registration Statement, and to the reference to us under the caption "Experts" contained in the Prospectus.



/s/ Semple & Cooper, LLP
                                                            Semple & Cooper, LLP
Certified Public Accountants
Phoenix, Arizona
January 19, 1999